EXHIBIT 99.2

JOINT FILERS’ SIGNATURES

INSIGHT HOLDINGS GROUP, LLC
By: /s/ Andrew Prodromos
Name: Andrew Prodromos
Title: Attorney-in-Fact	Date: 05/20/2026

INSIGHT FALCON PARTNERS (A), L.P
By: Insight Falcon Associates, Ltd., its general partner
By: /s/ Andrew Prodromos
Name: Andrew Prodromos
Title: Authorized Officer	Date: 05/20/2026

INSIGHT FALCON ASSOCIATES, LTD.
By: /s/ Andrew Prodromos
Name: Andrew Prodromos
Title: Authorized Officer	Date: 05/20/2026

INSIGHT VENTURE MANAGEMENT, LLC
By: /s/ Andrew Prodromos
Name: Andrew Prodromos
Title: Authorized Officer	Date: 05/20/2026

INSIGHT PARTNERS PUBLIC EQUITIES GP, LLC
By: /s/ Andrew Prodromos
Name: Andrew Prodromos
Title: Authorized Officer	Date: 05/20/2026

INSIGHT PARTNERS PUBLIC EQUITIES MASTER FUND, L.P.
By: Insight Partners Public Equities GP, LLC, its general partner
By: /s/ Andrew Prodromos
Name: Andrew Prodromos
Title: Authorized Officer	Date: 05/20/2026